Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of Fort James Corporation on Form S-8 (File No. 333-33435) of our report dated May 21, 1999 on our audits of the financial statements of the Fort Howard Corporation Profit Sharing Retirement Plan as of December 31, 1998 and 1997, and for the year ended December 31, 1998, which report is included in this Annual Report on Form 11-K.




/s/  PRICEWATERHOUSECOOPERS LLP


Richmond, Virginia
June 28, 1999